Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333‑159834, 333‑59277, 333‑117431, 333‑135400, 333‑152635, 333‑189955 and 333-220091 on Form S‑8 and Registration Statement No. 333‑213625 on Form S‑3 and 333-222873 and 333-223243 on Form S-4 of Heritage Commerce Corp of our report dated March 9, 2018 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10‑K.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

Sacramento, California

March 16, 2018